EXHIBIT 10.A
AMENDMENT TO
VIAD CORP
1997 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT FOR EXECUTIVES
AS AMENDED FEBRUARY 23, 2005
     Employee, _________, and Viad Corp mutually agree to the following amendment to the Restricted Stock Agreement for the award of restricted stock granted to Employee on February 22, 2006 (the “Agreement”). Unless otherwise defined herein, capitalized terms used herein will have the same meanings as in the Agreement.
     1. Section 3(a) of the Agreement is amended by deleting the second paragraph in its entirety, and replacing it with the following:
“If the Employee ceases to be an employee of the Corporation or any of its Affiliates by reason of normal or early retirement, full ownership of the Shares will occur upon lapse of the Restriction Period as set forth in paragraph 2 and dividends will be paid through such period, in each case on a pro-rata basis, calculated based on the percentage of time such Employee was employed by the Corporation or any of its Affiliates from the Commencement Date through the date the Employee ceases to be an employee of the Corporation or any of its Affiliates; provided, however, that full ownership of the Shares (versus pro rata ownership) will occur upon lapse of such Restriction Period if the Employee has reached age 60 at the time of retirement and such retirement is at least 2 years subsequent to the date of grant, or such retirement is at least 6 months subsequent to the date of grant and Employee has retired due to unforeseen hardship or circumstances beyond the control of Employee, as reasonably determined by the Human Resources Committee of the Board, in its absolute discretion.”
     2. This Amendment shall be effective as of March 28, 2006.
     3. Except as otherwise expressly modified or amended herein, all terms and conditions contained in the Agreement will remain in full force and effect.
     IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be duly executed.

Dated: , 2006	VIAD CORP

By:

Title:

ATTEST:

General Counsel or Assistant Secretary

ACCEPTED:

Employee